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                                                                       EXHIBIT 5
                       [LETTERHEAD OF LATHAM & WATKINS]

                               September 19, 2001


Southwest Water Company
225 North Barranca Avenue, Suite 200
West Covina, California 91791-1605

          Re:  Registration of 91,981 shares of common stock, par value $.01 per
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               share, of Southwest Water Company on Form S-3
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Ladies and Gentlemen:

          In connection with the registration for resale of 91,981 shares of common stock, par value $.01 per share (the "Shares"), of Southwest Water
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Company, a Delaware corporation (the "Company"), under the Securities Act of
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1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on September 19, 2001 (the "Registration Statement"), you have requested our
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opinion with respect to the matters set forth below.

          In our capacity as your special securities counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

          Subject to the foregoing, it is our opinion as of the date hereof that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.
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LATHAM & WATKINS
September 19, 2001
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          We consent to your filing this opinion as an exhibit to the
Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                    Very truly yours,

                                    /s/ Latham & Watkins